Exhibit 4

AGREEMENT AND PLAN OF REORGANIZATION

In order to consummate the Reorganization (as defined in Section 1(b) below) and in consideration of the promises and the covenants and agreements hereinafter set forth, and intending to be legally bound, Eaton Vance Credit Opportunities Fund (“EOE”), a Massachusetts business trust and a registered closed-end investment company, File No. 811-21820 (the “Fund”), and Eaton Vance Limited Duration Income Fund (“EVV”) (together EVV and EOE are the “Funds”), a Massachusetts business trust and a registered closed-end investment company, File No. 811-21323, each hereby agree as follows:

1. Representations and Warranties of EVV.

EVV represents and warrants to, and agrees with, EOE that:

(a)	EVV is a Massachusetts business trust, with transferable shares, duly organized, validly existing under, and in good standing in conformity with, the laws of The Commonwealth of Massachusetts, and has the power to own all of its assets and to carry out its obligations under this Agreement. EVV has all necessary federal, state and local authorizations to carry on its business as it is now being conducted and to carry out this Agreement.

(b)	EVV is duly registered under the Investment Company Act of 1940, as amended (the “1940 Act”) as a diversified, closed-end management investment company and such registration has not been revoked or rescinded and is in full force and effect. EVV has elected and qualified for the special tax treatment afforded regulated investment companies (“RICs”) under Section 851 of the Internal
Revenue Code of 1986, as amended (the “Code”) at all times since its inception and intends to continue to so qualify until consummation of the reorganization contemplated hereby (the
“Reorganization”) and thereafter.

(c)	EVV has furnished EOE with EVV’s Annual Report to Shareholders for the fiscal year ended April 30,
2009 and the Semiannual Report to Shareholders for the period ended October 31, 2009, and the audited financial statements appearing therein, having been audited by Deloitte & Touche, LLP, independent registered public accounting firm, fairly present the financial position of EVV as of the respective dates indicated, in conformity with accounting principles generally accepted in the United
States applied on a consistent basis.

(d)	An unaudited statement of assets, liabilities and capital of EVV and an unaudited schedule of investments of EVV, each as of the Valuation Time (as defined in Section 3(e) of this Agreement), will be furnished to EOE, at or prior to the Closing Date (as defined in Section 7(a) herein), for the purpose of determining the number of EVV Common Shares (as defined in Section 1(l) herein) to be issued pursuant to Section 3(a) of this Agreement; each will fairly present the financial position of
EVV as of the Valuation Time in conformity with generally accepted accounting principles applied on a consistent basis.

(e)	EVV has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of its Board of Trustees, and this Agreement constitutes a valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors’ rights generally and court decisions with respect thereto.

(f)	There are no material legal, administrative or other proceedings pending or, to the knowledge of EVV, threatened against it which assert liability on the part of EVV or which materially affect its financial condition or its ability to consummate the Reorganization. EVV is not charged with or, to the best of its knowledge, threatened with any violation or investigation of any possible violation of any provisions of any federal, state or local law or regulation or administrative ruling relating to any aspect of its business material to the Reorganization.

(g)	EVV is not obligated under any provision of its Declaration of Trust dated March 12, 2003, as amended, or its by-laws, as amended, and is not a party to any contract or other commitment or obligation, and is not subject to any order or decree, which would be violated by its execution of or performance under this Agreement, except insofar as the Funds have mutually agreed to amend such contract or other commitment or obligation to cure any potential violation as a condition precedent to the Reorganization.

(h)	There are no material contracts outstanding to which EVV is a party that have not been disclosed in the N-14 Registration Statement (as defined in Section 1(k) below) or that will not otherwise be disclosed to EOE prior to the Valuation Time.

(i)	EVV has no known liabilities of a material amount, contingent or otherwise, other than those shown on its statements of assets, liabilities and capital referred to in Section 1(c) above, those incurred in the ordinary course of its business as an investment company, and those incurred in connection with the Reorganization. As of the Valuation Time, EVV will advise EOE in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued as of such time, except to the extent disclosed in the financial statements referred to in
Section 1(c) above.

(j)	No consent, approval, authorization or order of any court or government authority or self-regulatory organization is required for the consummation by EVV of the Reorganization, except such as may be required under the rules of the NYSE Amex (“NYSE Amex”), Securities Act of 1933, as amended (the
“1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the 1940 Act or state securities laws (which term as used herein shall include the laws of the District of Columbia and Puerto Rico).

(k)	The registration statement filed by EVV on Form N-14, which includes the proxy statement of EOE and EVV with respect to the transactions contemplated herein (the “Proxy Statement/Prospectus”), and any supplement or amendment thereto or to the documents therein (as amended or supplemented, the “N-14 Registration Statement”), on its effective date, at the time of the shareholders’ meeting referred to in Section 8(a) and Section 9(a) of this Agreement and at the
Closing Date, insofar as it relates to EVV, (i) complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder, and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Proxy Statement/Prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided, however, that the representations and warranties in this subsection only shall apply to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by EVV for use in the N-14 Registration Statement.

(l)	EVV is authorized to issue an unlimited number of common shares of beneficial interest, par value of
$0.01 per share (the “EVV Common Shares”). Each outstanding EVV Common Share is fully paid and nonassessable, and has full voting rights and no shareholder of EVV shall be entitled to any preemptive or other similar rights. In regard to the statement that EVV Common Shares are non-
assessable, it is noted that EVV is an entity of the type commonly known as a “Massachusetts business trust.” Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of EVV.

(m)	EVV Common Shares to be issued to EOE pursuant to this Agreement will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and, nonassessable and will have full voting rights, and no shareholder of EVV will have any preemptive right of subscription or purchase in respect thereof.

(n)	At or prior to the Closing Date, EVV Common Shares to be transferred to EOE for distribution to the shareholders of EOE on the Closing Date will be duly qualified for offering to the public in all states of the United States in which the sale of shares of the Funds presently are qualified, and there will be a sufficient number of such shares registered under the 1933 Act and, as may be necessary, with each pertinent state securities commission to permit the transfers contemplated by this Agreement to be consummated.

(o)	At or prior to the Closing Date, EVV will have obtained any and all regulatory, trustee and shareholder approvals necessary to issue EVV Common Shares to EOE.

(p)	EVV has filed, or intends to file, or has obtained extensions to file, all federal, state and local tax returns which are required to be filed by it, and has paid or has obtained extensions to pay, all federal, state and local taxes shown on said returns to be due and owing and all assessments received by it, up to and including the taxable year in which the Closing Date occurs. All tax liabilities of EVV have been adequately provided for on its books, and no tax deficiency or liability of
EVV has been asserted and no question with respect thereto has been raised by the Internal Revenue
Service or by any state or local tax authority for taxes in excess of those already paid, up to and including the taxable year in which the Closing Date occurs.

(q)	EVV has elected to qualify and has qualified as a RIC as of and since its inception; has been a RIC under the Code at all times since the end of its first taxable year when it so qualified; qualifies and will continue to qualify as a RIC under the Code; and has satisfied the distribution requirements imposed by the Code for each of its taxable years. EVV has not at any time since its inception been liable for, and is not now liable for, and will not be liable for on the Closing Date, any material income or excise tax pursuant to Section 852 or Section 4982 of the Code.

2. Representations and Warranties of EOE.

EOE represents and warrants to, and agrees with, EVV that:

(a)	EOE is a Massachusetts business trust, with transferable shares, duly organized, validly existing in conformity with the laws of The Commonwealth of Massachusetts, and has the power to own all of its assets and to carry out this Agreement. EOE has all necessary federal, state and local authorizations to carry on its business as it is now being conducted and to carry out this Agreement.

(b)	EOE is duly registered under the 1940 Act as a diversified, closed-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.
EOE has elected and qualified for the special tax treatment afforded RICs under Section 851 of the
Code at all times since its inception, and intends to continue to so qualify through its taxable year ending upon liquidation.

(c)	As used in this Agreement, the term “EOE Investments” shall mean: (i) the investments of EOE shown on the schedule of its investments as of the Valuation Time furnished to EVV; and (ii) all other assets owned by EOE or liabilities incurred as of the Valuation Time.

(d)	EOE has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of its Board of Trustees and this Agreement constitutes a valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors’ rights generally and court decisions with respect thereto.

(e)	EOE has furnished EVV with EOE’s Annual Report to Shareholders for the fiscal year ended April 30,
2009 and the Semiannual Report for the period ended October 31, 2009 and the audited financial statements appearing therein, having been audited by Deloitte & Touche, LLP, independent registered public accounting firm, fairly present the financial position of EOE as of the respective dates indicated, in conformity with accounting principles generally accepted in the United States applied on a consistent basis.

(f)	An unaudited statement of assets, liabilities and capital of EOE and an unaudited schedule of investments of EOE, each as of the Valuation Time, will be furnished to EVV at or prior to the Closing
Date for the purpose of determining the number of shares of EVV Common Shares and cash consideration to be issued to EOE pursuant to Section 3 of this Agreement; each will fairly present the financial position of EOE as of the Valuation Time in conformity with generally accepted accounting principles applied on a consistent basis.

(g)	There are no material legal, administrative or other proceedings pending or, to the knowledge of EOE, threatened against it which assert liability on the part of EOE or which materially affect its financial condition or its ability to consummate the Reorganization. EOE is not charged with or, to the best of its knowledge, threatened with any violation or investigation of any possible violation of any provisions of any federal, state or local law or regulation or administrative ruling relating to any aspect of its business material to the Reorganization.

(h)	There are no material contracts outstanding to which EOE is a party that have not been disclosed in the N-14 Registration Statement or will not otherwise be disclosed to EVV prior to the Valuation
Time.

(i)	EOE is not obligated under any provision of its Agreement and Declaration of Trust dated October 5,
2005, as amended, or its by-laws, as amended, or a party to any contract or other commitment or obligation, and is not subject to any order or decree which would be violated by its execution of or performance under this Agreement, except insofar as the Funds have mutually agreed to amend such contract or other commitment or obligation to cure any potential violation as a condition precedent to the Reorganization.

(j)	EOE has no known liabilities of a material amount, contingent or otherwise, other than those shown on its statements of assets, liabilities and capital referred to above, those incurred in the ordinary course of its business as an investment company and those incurred in connection with the
Reorganization. As of the Valuation Time, EOE will advise EVV in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued as of such time.

(k)	EOE has filed, or intends to file, or has obtained extensions to file, all federal, state and local tax returns which are required to be filed by it, and has paid or has obtained extensions to pay, all federal, state and local taxes shown on said returns to be due and owing and all assessments received by it, up to and including the taxable year in which the Closing Date occurs. All tax liabilities of EOE have been adequately provided for on its books, and no tax deficiency or liability of
EOE has been asserted and no question with respect thereto has been raised by the Internal Revenue
Service or by any state or local tax authority for taxes in excess of those already paid, up to and including the taxable year in which the Closing Date occurs.

(l)	At both the Valuation Time and the Closing Date, EOE will have full right, power and authority to sell, assign, transfer and deliver EOE Investments. At the Closing Date, subject only to the obligation to deliver EOE Investments as contemplated by this Agreement, EOE will have good and marketable title to all of EOE Investments, and EVV will acquire all of EOE Investments free and clear of any encumbrances, liens or security interests and without any restrictions upon the transfer thereof
(except those imposed by the federal or state securities laws and those imperfections of title or encumbrances as do not materially detract from the value or use of EOE Investments or materially affect title thereto).

(m)	No consent, approval, authorization or order of any court or governmental authority or self-regulatory organization is required for the consummation by EOE of the Reorganization, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities laws or the rules of the
New York Stock Exchange (“NYSE”).

(n)	The N-14 Registration Statement, on its effective date, at the time of the shareholders’ meeting called to vote on this Agreement and on the Closing Date, insofar as it relates to EOE (i) complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940
Act and the rules and regulations thereunder, and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Proxy Statement/Prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by EOE for use in the N-14 Registration Statement.

(o)	EOE is authorized to issue an unlimited number of common shares of beneficial interest, par value of
$0.01 per share (the “EOE Common Shares”), and an unlimited number of preferred shares of beneficial interest, par value of $0.01 per share (“EOE APS Shares”). Each outstanding EOE
Common Share and each outstanding EOE APS Share is fully paid and nonassessable, and has full voting rights and no person is entitled to any preemptive or other similar rights with respect to EOE
Common Shares and EOE APS Shares. In regard to the statement that EOE Common Shares and
EOE APS Shares are non-assessable, it is noted that EOE is an entity of the type commonly known as a “Massachusetts business trust.” Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of EOE.

(p)	All of the issued and outstanding EOE Common Shares and EOE APS Shares were offered for sale and sold in conformity with all applicable federal and state securities laws.

(q)	The books and records of EOE made available to EVV and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of EOE.

(r)	EOE will not sell or otherwise dispose of any of EVV Common Shares or cash consideration to be received in the Reorganization, except in distribution to the shareholders of EOE, as provided in
Section 3 of this Agreement.

(s)	EOE has elected to qualify and has qualified as a “RIC” under the Code as of and since its inception;
has been a RIC under the Code at all times since the end of its first taxable year when it so qualified;
qualifies and will continue to qualify as a RIC under the Code for its taxable year ending upon its liquidation; and has satisfied the distribution requirements imposed by the Code for each of its taxable years. EOE has not at any time since its inception been liable for, is not now liable for, and will not be liable for on the Closing Date, any material income or excise tax under Section 852 or
Section 4982 of the Code.

3. The Reorganization.

(a)	Subject to receiving the requisite approvals of the shareholders of EOE, and to the other terms and conditions contained herein, EOE agrees to convey, transfer and deliver to EVV and EVV agrees to acquire from EOE, on the Closing Date, all of EOE Investments (including interest accrued as of the
Valuation Time on debt instruments), including the assumption of substantially all of the liabilities of
EOE, in exchange for that number of EVV Common Shares and the amount of cash provided in
Section 4 of this Agreement. Pursuant to this Agreement, as soon as practicable after the Closing
Date, EOE will distribute all EVV Common Shares and cash received by it to its shareholders constructively in exchange for their EOE Common Shares and EOE APS Shares, respectively. The distribution of EVV Common Shares shall be accomplished by the opening of shareholder accounts on the share ledger records of EVV in the amounts due the common shareholders of EOE based on their respective holdings in EOE Common Shares as of the Valuation Time. Cash consideration equaling the aggregate liquidation preference of EOE APS Shares will be distributed in liquidation of outstanding EOE APS Shares.

(b)	If it is determined that the portfolios of EOE and EVV, when aggregated, would contain investments exceeding certain percentage limitations imposed upon EVV with respect to such investments, EOE, if requested by EVV, will dispose of a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Closing Date. Notwithstanding the foregoing, (a) nothing herein will require EOE to dispose of any portfolio securities or other investments, if, in the reasonable judgment of EOE’s Trustees or investment adviser, such disposition would adversely affect the tax-
free nature of the Reorganization for federal income tax purposes or would otherwise not be in the best interests of EOE, and (b) nothing will permit EOE to dispose of any portfolio securities or other investments if, in the reasonable judgment of EVV’s Trustees or investment adviser, such disposition would adversely affect the tax-free nature of the Reorganization for federal income tax purposes or would otherwise not be in the best interests of EVV.

(c)	Prior to the Closing Date, EOE shall declare a dividend or dividends which, together with all such previous dividends, shall have the effect of distributing to its shareholders all of its net investment company taxable income to and including the Closing Date, if any (computed without regard to any deduction for dividends paid), and all of its net capital gain, if any, realized to and including the
Closing Date.

(d)	EOE will pay or cause to be paid to EVV any interest EOE receives on or after the Closing Date with respect to any of EOE Investments transferred to EVV hereunder.

(e)	The Valuation Time shall be the close of regular trading on the New York Stock Exchange, normally
4:00 p.m., Eastern time, on the business day prior to the Closing Date, or such earlier or later day and time as may be mutually agreed upon in writing (the “Valuation Time”).

(f)	Recourse for liabilities assumed from EOE by EVV in the Reorganization will be limited to the assets acquired by EVV. The known liabilities of EOE, as of the Valuation Time, shall be confirmed to EVV pursuant to Section 2(j) of this Agreement.

(g)	EOE will be terminated following the Closing Date by terminating its registration under the 1940 Act and its organization under Massachusetts law and will withdraw its authority to do business in any state where it is required to do so.

4. Issuance and Valuation of EVV Common Shares and Cash Consideration in the Reorganization.

(a)	EVV Common Shares of an aggregate net asset value and cash consideration equal to the value of
EOE Investments acquired in the Reorganization determined as hereinafter provided, shall be issued by EVV to EOE in exchange for such EOE Investments. EVV will issue to EOE (i) a number of EVV
Common Shares, the aggregate net asset value of which will equal the aggregate net asset value of
EOE Common Shares, determined as set forth below, and (ii) cash consideration equal to the aggregate liquidation preference of EOE APS Shares, determined as set forth below.

(b)	The net asset value of the Funds’ Common Shares and the value of the aggregate liquidation preference of EOE APS Shares shall be determined as of the Valuation Time in accordance with the regular procedures of the investment adviser, and no formula will be used to adjust the net asset value so determined of any Fund to take into account differences in realized and unrealized gains and losses. Values in all cases shall be determined as of the Valuation Time. The value of EOE
Investments to be transferred to EVV shall be determined pursuant to the regular procedures of the investment adviser.

(c)	Such valuation and determination shall be made by EVV in cooperation with EOE and shall be confirmed in writing by EVV to EOE. The net asset value per share of EVV Common Shares and the cash consideration for EOE APS Shares shall be determined in accordance with such procedures and
EVV shall certify the computations involved. For purposes of determining the net asset value of each
EOE Common Share and EVV Common Share, the value of the securities held by the applicable
Fund, plus any cash or other assets (including interest accrued but not yet received), minus all liabilities (including accrued expenses) and the aggregate liquidation value of the outstanding shares of EOE APS Shares (in the case of EOE) shall be divided by the total number of EOE Common Shares or EVV Common Shares, as the case may be, outstanding at such time.

(d)	EVV shall issue to EOE EVV Common Shares registered in the name of EOE. EOE shall then distribute EVV Common Shares and the cash consideration for EOE APS Shares to the holders of EOE
Common Shares and EOE APS Shares, respectively, and open accounts for each EOE common shareholder will be established on the share ledger records of EVV. Certificates representing EVV
Common Shares will not be issued to EOE shareholders. With respect to any EOE shareholder holding certificates evidencing ownership of EOE Common Shares or EOE APS Shares as of the
Closing Date, and subject to EVV being informed thereof in writing by EOE, EVV will not permit such shareholder to receive EVV Common Shares or cash consideration, exchange EVV Common Shares credited to such shareholder’s account for shares of other investment companies managed by the investment adviser or any of its affiliates, or pledge or redeem such EVV Common Shares, in any case, until notified by EOE or its agent that such shareholder has surrendered his or her outstanding certificates evidencing ownership of EOE Common Shares or EOE APS Shares or, in the event of lost certificates, posted adequate bond. EOE, at its own expense, will request its shareholders to surrender their outstanding certificates evidencing ownership of EOE Common Shares or EOE APS
Shares, as the case may be, or post adequate bond therefore.

5. Payment of Expenses.

(a)	Except as otherwise agreed between the parties, the costs associated with the Reorganization will be borne by Eaton Vance Management.

(b)	Notwithstanding any other provisions of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, neither EVV nor EOE shall be liable to the other for any damages resulting therefrom, including, without limitation, consequential damages, except as specifically set forth above.

(c)	Notwithstanding any of the foregoing, costs and expenses will in any event be paid by the party directly incurring them if and to the extent that the payment by another party of such costs and expenses would result in the disqualification of such party as a “regulated investment company”
within the meaning of Subchapter M of the Code.

6. Covenants of the Funds.

(a)	Each Fund covenants to operate its business as presently conducted in the ordinary course of business between the date hereof and the Closing Date, it being understood that such ordinary course of business will include regular and customary dividends and distributions.

(b)	EOE agrees that following the consummation of the Reorganization, it will terminate in accordance with the laws of The Commonwealth of Massachusetts and any other applicable law, it will not make any distributions of any EVV Common Shares or cash consideration other than to its shareholders and without first paying or adequately providing for the payment of all of its respective liabilities not assumed by EVV, if any, and on and after the Closing Date it shall not conduct any business except in connection with its termination.

(c)	EOE undertakes that if the Reorganization is consummated, it will file an application pursuant to
Section 8(f) of the 1940 Act for an order declaring that EOE has ceased to be a registered investment company.

(d)	EVV will file the N-14 Registration Statement with the Securities and Exchange Commission (the
“Commission”) and will use its best efforts to provide that the N-14 Registration Statement becomes effective as promptly as practicable. Each Fund agrees to cooperate fully with the other, and each will furnish to the other the information relating to itself to be set forth in the N-14 Registration
Statement as required by the 1933 Act, the 1934 Act, the 1940 Act, and the rules and regulations thereunder and the state securities laws.

(e)	EVV has no plan or intention to sell or otherwise dispose of EOE Investments, except for dispositions made in the ordinary course of business.

(f)	Each of the Funds agrees that by the Closing Date all of its federal and other tax returns and reports required to be filed on or before such date shall have been filed and all taxes shown as due on said returns either have been paid or adequate liability reserves have been provided for the payment of such taxes.

(g)	The intention of the parties is that the transaction contemplated by this Agreement will qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither EVV nor EOE shall take any action or cause any action to be taken (including, without limitation, the filing of any tax return)
that is inconsistent with such treatment or results in the failure of the transaction to qualify as a reorganization within the meaning of Section 368(a) of the Code. At or prior to the Closing Date,
EVV and EOE will take such action, or cause such action to be taken, as is reasonably necessary to enable K&L Gates LLP (“K&L Gates”), special counsel to the Funds, to render the tax opinion required herein (including, without limitation, each party’s execution of representations reasonably requested by and addressed to K&L Gates).

(h)	In connection with the covenant in Section 6(f) above, the Funds agree to cooperate with each other in filing any tax return, amended return or claim for refund, determining a liability for taxes or a right to a refund of taxes or participating in or conducting any audit or other proceeding in respect of taxes.
EVV agrees to retain for a period of ten (10) years following the Closing Date all returns, schedules and work papers and all material records or other documents relating to tax matters of EOE for each of such Fund’s taxable period first ending after the Closing Date and for all prior taxable periods.

(i)	After the Closing Date, EOE shall prepare, or cause its agents to prepare, any federal, state or local tax returns required to be filed by such fund with respect to its final taxable year ending with its complete liquidation and for any prior periods or taxable years and further shall cause such tax returns to be duly filed with the appropriate taxing authorities. Notwithstanding the aforementioned provisions of this subsection, any expenses incurred by EOE (other than for payment of taxes) in connection with the preparation and filing of said tax returns after the Closing Date shall be borne by such Fund.

(j)	EOE agrees to mail to its shareholders of record entitled to vote at the meeting of shareholders at which action is to be considered regarding this Agreement, in sufficient time to comply with requirements as to notice thereof, a combined proxy statement and prospectus which complies in all material respects with the applicable provisions of Section 14(a) of the 1934 Act and Section 20(a)
of the 1940 Act, and the rules and regulations, respectively, thereunder.

(k)	Following the consummation of the Reorganization, EVV will continue its business as a diversified, closed-end management investment company registered under the 1940 Act.

7. Closing Date.

(a)	Delivery of EOE Investments, and of EVV Common Shares and cash consideration to be issued as provided in this Agreement, shall be made at such place and time as the Funds shall mutually agree on the next full business day following the Valuation Time, or at such other time and date agreed to by the Funds, the date and time upon which such delivery is to take place being referred to herein as the “Closing Date.” To the extent that any EOE Investments, for any reason, are not transferable on the Closing Date, EOE shall cause such EOE Investments to be transferred to EVV’s account with its custodian at the earliest practicable date thereafter.

(b)	EOE will deliver to EVV on the Closing Date confirmation or other adequate evidence as to the tax basis of EOE Investments delivered to EVV hereunder.

(c)	As soon as practicable after the close of business on the Closing Date, EOE shall deliver to EVV a list of the names and addresses of all of the shareholders of record of EOE on the Closing Date and the number of EOE Common Shares and EOE APS Shares owned by each such shareholder, certified to the best of its knowledge and belief by the transfer agent for EOE or by its President.

8. Conditions of EOE.

The obligations of EOE hereunder shall be subject to the following conditions:

(a)	That this Agreement shall have been adopted, and the Reorganization shall have been approved, by the Board of Trustees of EOE and by the affirmative vote of the holders of a majority (as defined in the 1940 Act) of the outstanding EOE Common Shares and of the outstanding EOE APS Shares, voting together as a single class.

(b)	That EOE shall have received from EVV a statement of assets, liabilities and capital, with values determined as provided in Section 4 of this Agreement, together with a schedule of such Fund’s investments, all as of the Valuation Time, certified on EVV’s behalf by its President (or any Vice
President) or its Treasurer, and a certificate signed by the Fund’s President (or any Vice President)
and its Treasurer, dated as of the Closing Date, certifying that as of the Valuation Time and as of the
Closing Date there has been no material adverse change in the financial position of EVV since the date of such Fund’s most recent Annual or Semiannual Report, as applicable, other than changes in its portfolio securities since that date or changes in the market value of its portfolio securities.

(c)	That EVV shall have furnished to EOE a certificate signed by EVV’s President (or any Vice President)
or its Treasurer, dated as of the Closing Date, certifying that, as of the Valuation Time and as of the
Closing Date, all representations and warranties of EVV made in this Agreement are true and correct in all material respects with the same effect as if made at and as of such dates, and that EVV has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to each of such dates.

(d)	That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

(e)	EOE shall have received the opinion of K&L Gates, counsel for EVV, dated as of the Closing Date, addressed to EOE substantially in the form and to the effect that:

(i) EVV is duly formed and validly existing under the laws of its state of organization;

(ii) EVV is registered as a closed-end, management investment company under the 1940 Act;

(iii) this Agreement and the Reorganization provided for herein and the execution of this
Agreement have been duly authorized and approved by all requisite action of EVV, and this
Agreement has been duly executed and delivered by EVV and (assuming this Agreement is a valid and binding obligation of the other party hereto) is a valid and binding obligation of
EVV;

(iv) neither the execution or delivery by EVV of this Agreement nor the consummation by EVV of the transactions contemplated hereby violate any provision of any statute or any published regulation or any judgment or order disclosed to counsel by EVV as being applicable to EVV;

(v) EVV Common Shares have been duly authorized and, upon issuance thereof in accordance with this Agreement, will be validly issued, fully paid and nonassessable and no person is entitled to any preemptive or other similar rights with respect to EVV Common Shares. In regard to the statement that EVV Common Shares are non-assessable, such opinion will note that EVV is an entity of the type commonly known as a “Massachusetts business trust.”
Under Massachusetts’s law, shareholders could, under certain circumstances, be held personally liable for the obligations of EVV; and

(vi) to their knowledge and subject to the qualifications set forth below, the execution and delivery by EVV of this Agreement and the consummation of the transactions herein contemplated do not require, under the laws of its state of organization or any state in which
EVV is qualified to do business or the federal laws of the United States, the consent, approval, authorization, registration, qualification or order of, or filing with, any court or governmental agency or body (except such as have been obtained). Counsel need express no opinion, however, as to any such consent, approval, authorization, registration, qualification, order or filing which may be required as a result of the involvement of other parties to this
Agreement in the transactions herein contemplated because of their legal or regulatory status or because of any other facts specifically pertaining to them.

(f)	EOE shall have obtained an opinion from K&L Gates dated as of the Closing Date, addressed to EOE, and based upon such representations of the parties as K&L Gates may reasonably request, that the consummation of the transactions set forth in this Agreement comply with the requirements of a reorganization as described in Section 368(a) of the Code.

(g)	That all proceedings taken by each of the Funds and its counsel in connection with the
Reorganization and all documents incidental thereto shall be satisfactory in form and substance to the others.

(h)	That the N-14 Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of EVV, be contemplated by the SEC.

9. EVV Conditions.

(a)	That this Agreement shall have been adopted, and the Reorganization shall have been approved, by the Board of Trustees of EVV; and EOE shall have delivered to EVV a copy of the resolution approving this Agreement adopted by EOE’s Board of Trustees, and a certificate setting forth the vote of the holders of EOE Common Shares and EOE APS Shares obtained, each certified by its Secretary.

(b)	That EOE shall have furnished to EVV a statement of its assets, liabilities and capital, with values determined as provided in Section 4 of this Agreement, together with a schedule of investments with their respective dates of acquisition and tax costs, all as of the Valuation Time, certified on EOE’s behalf by its President (or any Vice President) or its Treasurer, and a certificate signed by such Fund’s
President (or any Vice President) or its Treasurer, dated as of the Closing Date, certifying that as of the Valuation Time and as of the Closing Date there has been no material adverse change in the financial position of EOE since the date of such Fund’s most recent Annual Report or Semiannual
Report, as applicable, other than changes in EOE Investments since that date or changes in the market value of EOE Investments.

(c)	That EOE shall have furnished to EVV a certificate signed by EOE’s President (or any Vice President)
or its Treasurer, dated the Closing Date, certifying that as of the Valuation Time and as of the Closing
Date all representations and warranties of EOE made in this Agreement are true and correct in all material respects with the same effect as if made at and as of such dates and EOE has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such dates.

(d)	That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

(e)	That EVV shall have received the opinion of K&L Gates, counsel for EOE, dated as of the Closing
Date, addressed to EVV, substantially in the form and to the effect that:

(i) EOE is duly formed and validly existing under the laws of its state of organization;

(ii) EOE is registered as a closed-end, management investment company under the 1940 Act;

(iii) this Agreement and the Reorganization provided for herein and the execution of this
Agreement have been duly authorized by all requisite action of EOE, and this Agreement has been duly executed and delivered by EOE and (assuming this Agreement is a valid and binding obligation of the other party hereto) is a valid and binding obligation of EOE;

(iv) neither the execution or delivery by EOE of this Agreement nor the consummation by EOE of the transactions contemplated hereby violate any provision of any statute, or any published regulation or any judgment or order disclosed to them by EOE as being applicable to EOE;
and

(v) to their knowledge and subject to the qualifications set forth below, the execution and delivery by EOE of the Agreement and the consummation of the transactions herein contemplated do not require, under the laws of its state of organization or any state in which

EOE is qualified to do business, or the federal laws of the United States, the consent, approval, authorization, registration, qualification or order of, or filing with, any court or governmental agency or body (except such as have been obtained under the 1933 Act,
1934 Act, the 1940 Act or the rules and regulations thereunder). Counsel need express no opinion, however, as to any such consent, approval, authorization, registration, qualification, order or filing which may be required as a result of the involvement of other parties to this
Agreement in the transactions herein contemplated because of their legal or regulatory status or because of any other facts specifically pertaining to them.

(f)	That EVV shall have obtained an opinion from K&L Gates, counsel for EOE, dated as of the Closing
Date, addressed to EVV, and based upon such representation of the parties as K&L Gates may reasonably request, that the consummation of the transactions set forth in this Agreement comply with the requirements of a reorganization as described in Section 368(a) of the Code.

(g)	That the N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of EOE, be contemplated by the SEC.

(h)	That all proceedings taken by EOE and its counsel in connection with the Reorganization and all documents incidental thereto shall be satisfactory in form and substance to EVV.

(i)	That prior to the Closing Date EOE shall have declared a dividend or dividends which, together with all such previous dividends, shall have the effect of distributing to its shareholders all of its net investment company taxable income for the period to and including the Closing Date, if any
(computed without regard to any deduction for dividends paid), and all of its net capital gain, if any, realized to and including the Closing Date.

(j)	The NYSE Amex shall have approved the listing of the additional EVV Common Shares to be issued to common shareholders of EOE in connection with the reorganization.

10. Termination, Postponement, Amendment and Waivers.

(a)	Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Reorganization abandoned at any time (whether before or after adoption thereof by the shareholders of the Fund) prior to the Closing Date, or the Closing Date may be postponed (i)
by mutual consent of the Boards of Trustees of the Funds, (ii) by the Board of Trustees of EOE if any
condition of EOE’s obligations set forth in Section 8 of this Agreement has not been fulfilled or waived by such Board, or (iii) by the Board of Trustees of EVV if any condition of EVV’s obligations set forth in Section 9 of this Agreement have not been fulfilled or waived by such Board.

(b)	If the transactions contemplated by this Agreement have not been consummated by December 31,
2010, this Agreement may be terminated by mutual agreement of the Funds.

(c)	In the event of termination of this Agreement pursuant to the provisions hereof, the same shall become void and have no further effect, and there shall not be any liability on the part of any Fund or persons who are their directors, trustees, officers, agents or shareholders in respect of this
Agreement.

(d)	At any time prior to or after approval of this Agreement by EOE shareholders: (i) the parties hereto may, by written agreement and without shareholder approval, amend any of the provisions of this
Agreement; and (ii) either party may waive without such approval any default by the other party or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing); provided, however, that following shareholder approval, no such amendment may have the effect of changing the provisions for determining the number of EVV Common Shares or cash consideration to be issued to EOE’s shareholders under this Agreement to the detriment of such shareholders without their further approval. The failure of a party hereto to enforce at any time any of the provisions of this
Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

(e)	The respective representations and warranties contained in Sections 1 and 2 of this Agreement shall expire with, and be terminated by, the consummation of the Reorganization, and neither Fund nor any of its officers, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing Date. This provision shall not protect any officer, trustee, agent or shareholder of either Fund against any liability to the entity for which that officer, trustee, agent or shareholder so acts or to its shareholders, to which that officer, trustee, agent or shareholder otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties in the conduct of such office.

(f)	If any order or orders of the Commission with respect to this Agreement shall be issued prior to the
Closing Date and shall impose any terms or conditions which are determined by action of the Boards of Trustees of the Funds to be acceptable, such terms and conditions shall be binding as if a part of this Agreement without further vote or approval of the shareholders of the Funds unless such terms and conditions shall result in a change in the method of computing the number of EVV Common
Shares or cash consideration to be issued to EOE, in which event, unless such terms and conditions shall have been included in the proxy solicitation materials furnished to the shareholders of the Funds prior to the meeting at which the Reorganization shall have been approved, this Agreement shall not be consummated and shall terminate unless the Funds promptly shall call a special meeting of shareholders at which such conditions so imposed shall be submitted for approval.

11. Other Matters.

(a)	All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

(b)	All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally or sent by registered mail or certified mail, postage prepaid. Notice to EOE shall be addressed to EOE c/o Eaton Vance Management, Two International Place, Boston, MA 02110,
Attention: Chief Legal Officer of the Eaton Vance Family of Funds, or at such other address as EOE may designate by written notice to EVV. Notice to EVV shall be addressed to EVV c/o Eaton Vance
Management, Two International Place, Boston, MA 02110, Attention: Chief Legal Officer of the
Eaton Vance Family of Funds, or at such other address and to the attention of such other person as
EVV may designate by written notice to EOE. Any notice shall be deemed to have been served or given as of the date such notice is delivered personally or mailed.

(c)	This Agreement supersedes all previous correspondence and oral communications between the parties regarding the Reorganization, constitutes the only understanding with respect to the
Reorganization and shall be governed by and construed in accordance with the laws of The
Commonwealth of Massachusetts applicable to agreements made and to be performed in said state.

(d)	It is expressly agreed that the obligations of EVV and EOE hereunder shall not be binding upon any of their respective trustees, shareholders, nominees, officers, agents, or employees personally, but shall bind only the trust property of the respective Fund as provided in such Fund’s Declaration of Trust. A copy of the Declaration of Trust of each of EVV and EOE is on file with the Secretary of State of The
Commonwealth of Massachusetts. The execution and delivery of this Agreement has been authorized by the trustees of each Fund and signed by authorized officers of each Fund, acting as such, and neither such authorization by such trustees, nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of each Fund as provided in such Fund’s Declaration of Trust.

(e)	It is further expressly agreed that this Agreement shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

(f)	This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original but all such counterparts together shall constitute but one instrument.

     IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed and delivered by their duly authorized officers as of December 28, 2009.

ATTEST:	EATON VANCE CREDIT OPPORTUNITIES FUND
/s/ Deidre E. Walsh	By: /s/ Payson F. Swaffield
Deidre E. Walsh, Assistant Secretary	Payson F. Swaffield, President
ATTEST:	EATON VANCE LIMITED DURATION INCOME FUND
/s/ Deidre E. Walsh	By: /s/ Payson F. Swaffield
Deidre E. Walsh, Assistant Secretary	Payson F. Swaffield, President